Exhibit 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

ClearPoint Business Resources, Inc.

We hereby consent to the incorporation in the Company’s previously filed Registration Statement on Form S-8 (No. 333-144209 filed June 29, 2007) and Registration Statement on Form S-3 (No. 333-122439 filed June 29, 2007) of our report dated April 13, 2009 relating to the consolidated financial statements of ClearPoint Business Resources, Inc. and Subsidiaries included in this Form 10-K for the year ended December 31, 2008.

/s/ Parente Randolph, LLC
PARENTE RANDOLPH, LLC
Morristown, New Jersey
April 15, 2009